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                                                                    EXHIBIT 10.3

                                  FORTUNET INC.
                                     EXEMPT
                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into on the 10th day of January, 2005 by and between FortuNet Inc. ("Company") a Nevada Corporation having a principal place of business located at 2620 S. Highland Drive, Las Vegas, NV 89109 and William R. Jacques, JR. an individual residing at 4525 W. Twain #179, Las Vegas, NV 89103 ("EMPLOYEE").

                                   WITNESSETH:

     WHEREAS, Company desires to employ Employee in the position of CONTROLLER and Employee is willing to work for Company in that position.

     NOW, THEREFORE, Company and Employee, in consideration of the premises and mutual covenants contained herein, including but not limited to the salary set forth in paragraph 3, agree as follows:

     1. Current Employment: Company agrees to employ Employee and Employee agrees to serve Company in the position set forth above and/or to perform such services for Company as may be assigned by Company management or officers, in accordance with the terms herein set forth.

     2. Exclusive Service and Best Efforts: Except as otherwise provided in writing, Employee shall devote his or her full time and best efforts to the performance of Employee's duties for Company, and shall faithfully adhere to Company's business policies and procedures. During the term of this Agreement, Employee shall not, at any time or place, either directly or indirectly, provide services in Employee's professional capacity to any extent whatsoever except under the terms of this Agreement. All fees or other income attributable to services by Employee in Employee's professional capacity during the term of this Agreement shall belong to and inure to the benefit of Company.

     3. Salary: Unless otherwise agreed to in writing, Company will compensate Employee for Employee's service as follows: Company will pay Employee an annual salary of Seventy Thousand Dollars ($70,000.00).

     4. Expenses: Company shall reimburse Employee for reasonable expenses incurred by Employee on behalf of the Company in the performance of Employee's duties, if and to the extent approved by an appropriate officer of Company. Employee shall furnish Company with the appropriate documentation required by the Internal Revenue Code and Regulations in connection with such expenses.

     5. Benefits: Employee shall be entitled to participate in any employee benefit plans which are maintained or established by Company for its employees, the terms and duration of which shall be determined at the discretion of the Company.

     6. Vacations: Employee shall be entitled to vacation in accordance with Company policy.

     7. Termination of Employment: This Agreement may be terminated immediately at the option of and by notice from Company or Employee. Unless previously terminated, this Agreement shall be terminated by Employee's death. Upon the termination of this Agreement, regardless of the reason, all rights and obligations of Company and Employee under this agreement shall be terminated, except that all of the obligations of Employee set forth in paragraphs 8, 9, 10, 11, and 12 hereof shall continue in effect for their full duration, as specified below.

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     8.   Nondisclosure: Employee recognizes and acknowledges that during the course of his or her employment by Company, Employee will gain access to confidential information of Company, and that irreparable harm to Company would result if such confidential information came to be known by the Competitors of Company. For the purpose of this paragraph, confidential information is any information that the Company endeavors to keep confidential, including but not limited to: financial, organizational, or operational information; customer lists; marketing plans; employee lists; trade secrets; proprietary information; or any such information provided by a third party to Company in confidence. In view of the above, Employee will not, at any time before or after the termination of this Agreement, either directly or indirectly, make known, reveal, divulge, make available, furnish or use any confidential information of Company, except in furtherance of Employee's duties on behalf of Company. Upon Company's demand, Employee will provide to Company any records, including all copies, in Employee's possession containing Company's confidential information, or records which are the property of Company.

     9. Non-competition: During the term of this Agreement and for two (2) years thereafter, Employee shall not, without the prior written consent of Company, either directly or indirectly, operate, perform any advisory or consulting services for, invest in (other than stock in a publicly-held corporation which is traded on a recognized securities exchange or over-the-counter, provided that the ownership of such equity interest does not give Employee the right to control or substantially influence the policy or operational decisions of such corporation), or otherwise become associated with in any capacity any company, proprietorship, or other entity which develops, manufactures, sells, or distributes bingo or lottery products or performs bingo or lottery services in competition with Company within market areas that are, or were at any time during the most recent two years of Employees employment with Company, within Employee's area of responsibility.

     10. Non-solicitation and Noninterference: Employee shall not, at any time during the term of this agreement or for two (2) years thereafter, without the prior written consent of Company, directly or indirectly, solicit, encourage or induce any employee, agent, or other representative or associate of Company to terminate its relationship with Company, or in any way, directly or indirectly, interfere or act to the detriment of such a relationship or any relationship between Company and any of its suppliers or customers.

     11. Remedy for Certain Breaches: Employee acknowledges that the obligations set forth in paragraphs 8, 9 and/or 10 hereof are required for the reasonable protection of Company. Employee further acknowledges and agrees that a breach of those obligations and agreements will result in immediate and irreparable damage to Company for which there will be no adequate remedy at law, and agrees that in the event of any breach of said obligations, Company, and its successors and assigns, shall be entitled to injunctive relief (including but not limited to an ex parte temporary restraining order) and to such other and further relief as is proper in the circumstances.

     12. Rights: Employee acknowledges and agrees that any procedure, design feature, schematic, invention, improvement, development, discovery, know how, idea, concept, or the like (whether or not patentable, registrable under trademark or copyright laws, or otherwise protectable under similar laws) that Employee may conceive of, suggest, make, invent, develop or implement, during the course of service pursuant to this Agreement (whether individually or jointly with any other person or persons), relating in any way tot he business of Company or to the general industry of which company is a part, as shall all physical embodiments and manifestations thereof, and all patent rights, trademarks, copyrights (or applications thereof) and similar protections therein (all of the foregoing referred to as "Work Product"), shall be the sole, exclusive and absolute property of Company. All Work Product shall be deemed to be works for hire, and to the extent that

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          any Work Product may not constitute a work for hire, Employee hereby assigns to Company all right, title and interest in, to and under such Work Product, including without limitation, the right to obtain such patents, trademark registrations, copyright registrations or similar protections as Company may desire to obtain. Employee will immediately disclose all Work Product to Company and agrees, at any time, upon Company's request and without additional compensation, to execute any documents and otherwise to cooperate with Company respecting the perfection of its right, title and interest in, to and under such Work Product, and in any litigation or controversy in connection therewith, all expenses incident thereto to be borne by Company.

     13. Reformation of Agreement: Severability: In the event that any provision in paragraphs 8, 9, 10, 11 and/or 12 shall be found by a court of competent jurisdiction to be invalid or unenforceable, such court shall exercise its discretion in reforming such provision to the end that Employee shall be subject to nondisclosure, non-competition, non-solicitation, and noninterference covenants that are reasonable under the circumstances and enforceable by Company. In the event that any other provision of this Agreement is found to be invalid or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions of this Agreement shall remain in full force and effect to the maximum extent permitted and that this Agreement shall be enforceable as if such invalid or unenforceable provision had never been a part hereof.

     14. Assignment: This Agreement and the obligations hereunder may not be assigned or transferred by Employee without the prior written consent of Company, which may be unreasonably withheld. Company may not assign or transfer this Agreement and the obligations hereunder except to any of its parent, subsidiary, or other afffiliated or related corporations or business entities, or when such assignment or transfer is made pursuant to the sale, transfer, merger, or consolidation of such corporations or a business segment thereof.

     15. Notice: Any notice required to be given under the provisions of this Agreement shall be in writing and sent by certified mail to the recipient's last known address. All notices to Company should be addressed to the attention of the Legal Department. Such notice shall be effective when mailed.

     16. Entire Agreement; Amendments; Waivers: This Agreement contains the entire agreement between the parties, and supersedes any and all prior agreements, understandings or representations, oral or written. It may not be changed orally, but only by express terms, in writing, signed by each of the parties and approved by the President of the Company. The covenants of paragraphs 8, 9, 10, 11 and/or 12 of this Agreement may be waived only by written instrument specifically referring to this Agreement, and executed by the party waiving compliance. The failure of Company at any time or from time to time to require performance of any of Employee's obligations under this Agreement shall in no manner affect Company's right to enforce any provisions of this Agreement at a subsequent time, and the waiver by Company of any right arising our of any breach shall not be construed as a waiver of any right arising our of any subsequent breach.

     17. Construction: This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Nevada. The paragraph headings used in this Agreement are solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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I, WILLIAM R. JACQUES, JR., having read and understood this Employment Agreement and agreeing to fully comply with the same, do hereby accept this offer of employment.

DATED this 10 day of JAN, 2005.


/s/ William R. Jacques, Jr.           Employee
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/s/ Yuri Itkis                        Yuri Itkis, as President of FortuNet, Inc.
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